 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: December 7, 2017

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 7, 2017, NovaBay Pharmaceuticals, Inc. (the “Company”) was formally notified by the NYSE American LLC Exchange (the “NYSE American”) that the Company has regained compliance with the stockholders’ equity continued listing standards set forth in Sections 1003(a)(ii) and 1003(a)(iii) of the NYSE American LLC Company Guide (the “Company Guide”) as a result of the Company’s consistent trading level of market capitalization in excess of $50 million over the past two quarters.

As previously reported in Item 3.01 of the Company’s Current Report on Form 8-K filed by the Company on May 19, 2017, the Company was previously notified by the NYSE American on May 16, 2017 that it was not in compliance with the continued listing stockholders’ equity standards set forth in Section 1003(a)(iii) of the Company Guide (requiring stockholders’ equity of $6.0 million or more if a company has reported losses from continuing operations and/or net losses in its five most recent fiscal years). On June 19, 2017, the Company was notified that its plan to regain compliance had been accepted, and the NYSE American provided the Company until May 16, 2018 to satisfy the terms of its compliance plan or be subject to delisting procedures. The Company was further notified on September 14, 2017 by the NYSE American that it was not in compliance with the continued listing stockholders’ equity standards set forth in Section 1003(a)(ii) of the Company Guide (requiring stockholders’ equity of $4.0 million or more if a company has reported losses from continuing operations and/or net losses in three of the four most recent fiscal years), as reported in Item 3.01 of the Company’s Current Report on Form 8-K filed by the Company on September 20, 2017.

Going forward, the Company will be subject to the NYSE American’s normal continued listing monitoring. However, in accordance with Section 1009(h) of the Company Guide, if the Company is again determined to be below any of the continued listing standards within twelve (12) months of December 7, 2017, NYSE American will examine the relationship between the above two incidents of noncompliance and re-evaluate the Company’s method of financial recovery. In addition, should the Company’s market capitalization fall below $50 million on a 30 trading day average, NYSE American can deem the Company to be below compliance. NYSE American will then take the appropriate action, which, depending on the circumstances, may include truncating the compliance procedures described in Section 1009 of the Company Guide or immediately initiating delisting proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.
(Registrant)

By:	/s/ Justin M. Hall
Justin M. Hall, Esq.
Senior Vice President, General Counsel

Dated: December 12, 2017